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                    AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT
                    --------------------------------------

        This is AMENDMENT NO.1, effective as of June 1, 1998, to the Employment Agreement (the "Agreement"), dated as of June 1, 1995, between BWAY Corporation,
                ---------
f/k/a Brockway Standard Holdings Corporation, a Delaware corporation (the "Company") and John T. Stirrup ("Executive"). Capitalized terms not otherwise
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defined herein have the meaning given to such terms in the Agreement.

        Executive and the Company desire to extend the term of the Agreement for a year, update the Executive's Base Salary and provide for a one-year period after the expiration of the Employment Period during which time Executive will provide services to the Company as a consultant.

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

        1. Employment. Paragraph 2 of the Agreement is hereby amended by adding
           ----------
the following sentence to the end thereof:

     Subject to the terms and conditions set forth herein, after the expiration of the Employment Period, the Company shall engage Executive as an independent contractor, and not as an employee, to render Consulting Services during the Consulting Period (each as defined below); provided that, if the Employment Period is terminated by Executive's resignation, death, disability or incapacity or by the Company for Cause or without Cause, no Consulting Period shall occur and no compensation shall be due or payable by the Company with respect thereto.

        2. Duties. Paragraph 3 of the Agreement is hereby amended by deleting
           ------
the last sentence thereof and replacing it with the following:

     During the Consulting Period, Executive shall render such consulting services to the Company (and its Subsidiaries) in connection with the Company's business as the Chairman of the Company from time to time reasonably requests, which services shall include, but not be limited to, providing advice to the Chairman and assistance to the Company (and its Subsidiaries) regarding operational, managerial, strategic and other matters within Executive's expertise (the "Consulting Services"). During
                                                -------------------
     the Consulting Period, Executive shall be an independent contractor and not an employee. During the Consulting Period, Executive shall devote his best efforts and such business time and attention as is necessary to the performance of the Consulting Services, but Executive shall not be an employee of the Company; it is understood that Executive shall be solely responsible for paying in a timely fashion all applicable taxes with respect to the compensation paid to him during such period. The Parties agree that Executive will not have any authority to bind or act on behalf of the
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     Company (and its Subsidiaries) at any time during the Consulting Period without specific advance authorization from the Chairman.

        3. Base Salary; Consulting Payment. Paragraph 4(a) of the Agreement is
           -------------------------------
hereby amended by replacing "$220,000" in the first sentence thereof with "$350,000" and by adding the following to the end of paragraph (a):

     Following the end of the Company's 1999 fiscal year, the Board, in accordance with the immediately preceding sentence, may award Executive a bonus which, if awarded, would be prorated to reflect that Executive was not an employee during the entire fiscal year.

     In consideration of Executive's Consulting Services during the Consulting Period, so long as Executive has not breached any covenants or other obligations hereunder, the Company shall pay Executive at the rate of $350,000 per annum until the termination of the Consulting Period in accordance with the terms hereof (the "Consulting Payment"). No bonus
                                            ------------------
     shall be payable during the Consulting Period.

        4. Benefits. Paragraph 4 is hereby amended by i) adding the words
           --------
"(including the applicable gross-up on taxes for that portion of the premium cost related to the death benefit being more than the amount of the Base Salary)" after the words "term life insurance" in the first line of Section 4(b)(ii) of the Agreement, ii) deleting the work "twice" in the third line of
Section 4(b)(ii) of the Agreement and replacing it with the words "three times",
iii) adding to the end of Section 4 (b)(ii) the following, "Executive shall have the option to reject the third segment of death benefit (Executive would receive a death benefit equal to twice the amount of Base Salary) and receive from the Company in cash the cost (including the applicable gross-up on taxes) the Company would otherwise pay in premium for such third segment of death benefit and iv) adding thereto a new paragraph (e) as follows:

                (e) During the Consulting Period, the Company shall reimburse Executive for (i) the premium cost of medical coverage under (S)4980(B) of the Internal Revenue Code of 1986 (as amended), (ii) the premium cost (including the applicable gross-up on taxes for that portion of the premium cost related to the death benefit being more than the amount of the Consulting Payment) of Executive's term life insurance coverage having a death benefit equal to three times the amount of the Consulting Payment (subject to applicable insurance policy provisions or coverage rules), Executive shall have the option to reject the third segment of death benefit (Executive would receive a death benefit equal to twice the amount of Consulting Payment) and receive from the Company in cash the cost (including the applicable gross-up on taxes) the Company would otherwise pay in premium for such third segment of death benefit and (iii) reasonable out-of-pocket
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      travel and lodging expenses in accordance with the Company's policies and requirements. However, Executive's participation in the BWAY Corporation Profit Sharing and Savings Plan shall end upon the termination of the Employment Period. Executive shall receive no other payments, benefits or reimbursements during the Consulting Period other than the Consulting Payment and those expressly stated in this Paragraph 4 (e).

        5. Term. Paragraph 5 of the Agreement is hereby amended by deleting "the
           ----
third anniversary of the Employment Date" from paragraph (a) thereof and replacing it with "June 1, 1999", by adding the following to the end of paragraph (a) and by replacing the first sentence of paragraph (b) with the language set forth below:


      If the Employment Period is not terminated by the Executive's resignation, death, disability or incapacity or by the Company for Cause or without Cause, then, upon the expiration of the Employment Period, the Company shall engage Executive as a Consultant to perform Consulting Services from June 2, 1999 until June 1, 2000 (the "Consulting Period"); provided that
      (i) the Consulting Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Consulting Period may be terminated by the Company at any time for Cause. If the Consulting Period terminates because of (i) or (ii) above, the Consulting Payment shall also terminate as of such date. Notwithstanding anything in the immediately preceding sentence to the contrary, upon the termination of the Consulting Period due to permanent disability or incapacity (as determined by the Board in its good faith judgment) of Executive, Executive shall continue to receive the Consulting Payment, reduced by the amount Executive receives with respect to any disability policy.

               (b) If the Employment Period is terminated by the Company without Cause prior to June 1, 1999, subject to the limitations set forth below, Executive shall be entitled to continue to receive his Base Salary, Target Bonus (if any) and health, disability and life insurance benefits hereunder until the second anniversary of the termination date; provided that during the first year after the Company terminates the Employment Period without Cause, Executive shall provide Consulting Services when, as and if requested by the Chairman or the Company for no additional consideration; and provided further that Executive does not breach in any material respect any term of this Agreement, including without limitation the provisions of paragraphs 7, 8 or 9 herein.
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        6. Confidential Information; Inventions and Patents. Paragraph 7 of the
           ------------------------------------------------
Agreement is hereby amended by inserting after "Employment Period" the following: "Consulting Period". Paragraph 8 of the Agreement is hereby amended by inserting after "Employment Period" the following: "or Consulting Period".


        7. Non-Compete, Non-Solicitation. Paragraph 9 of the Agreement is hereby
           -----------------------------
amended by deleting the definition of "Noncompete Period" and replacing it with the following:

     The "Noncompete Period" is the Employment Period, the Consulting Period and thereafter until the later of (i) the first anniversary of the date on which the Employment Period terminates or is terminated by either party hereto for any reason, (ii) the first anniversary of the date on which the Consulting Period terminates or is terminated by either party hereto for any reason or (iii) the date on which Executive receives the final payment from the Company pursuant to paragraph 5(b) hereof.

        8. Executive Representations. Executive hereby remakes the
           -------------------------
representations set forth in paragraph 11 of the Agreement, except that all references to "the Agreement" therein shall be deemed to be references to the Agreement as amended by the Amendment No.1.


        9. Notices. Paragraph 13 of the Agreement is hereby amended by deleting
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the addresses set forth therein and replacing those addresses with the following:

If to the Company:                      with a copy to:
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BWAY Corporation                        Kirkland & Ellis
8607 Roberts Drive, Suite 250           200 East Randolph Drive
Atlanta, GA 30350                       Chicago, IL 60601
Telephone: 770/645-4800                 Telephone: 312/861-2000
Telecopy:  770/587-0186                 Telecopy:  312/861-2200
Attn:  Chairman                         Attn:  William S. Kirsch, P.C.
Copy:  General Counsel and Secretary

If to Executive:                        with a copy to:
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John T. Stirrup
7490 Brandonshire Road
Dunwoody, GA 30350
Telephone:  770/396-0162
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        10. Effect; Entire Agreement. Except as amended by this Amendment No.1,
            ------------------------
the Agreement remains in full force and effect. The Agreement and this Amendment No.1 constitute the entire agreement between Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

        11. Previous Option Grant. Executive has 11,667 options previously
            ---------------------
granted by the Company that are scheduled to vest on November 17, 2000. The Company will recommend to the Compensation Committee that these options vest, i) provided Executive complies with the terms of the Agreement as amended hereby, and ii) subject to the terms and conditions of a) Executive's November 17, 1997 grant of 29,839 non-qualified options, b) Executive's November 17, 1997 grant of 5,161 incentive stock options and c) the Amended and Restated 1995 Long-Term Incentive Plan, on June 1, 2000.

                               *   *   *   *   *

        IN WITNESS WHEREOF, the Parties have executed this Amendment No.1 as of the date first written above.


                                       BWAY CORPORATION


                                       By  /s/ Warren J. Hayford
                                           ------------------------
                                           Warren J. Hayford
                                       Its Chairman & Chief Executive Officer


                                       EXECUTIVE


                                           /s/ John T. Stirrup
                                           ----------------------------
                                           JOHN T. STIRRUP